Exhibit 99.1

Kite Reports Second Quarter 2017 Financial Results

•	Filed Industry’s First CAR-T Marketing Authorization Application in Europe for Axicabtagene Ciloleucel for Potential EU Approval and Launch in 2018

•	Submitted Investigational New Drug Application for KITE-585, a CAR-T Candidate that Targets BCMA in Multiple Myeloma

•	Conference Call Today at 5:30 AM PDT / 8:30 AM EDT

SANTA MONICA, Calif., August 8, 2017—Kite Pharma, Inc. (Nasdaq:KITE), a leading cell therapy company, today reported second quarter 2017 financial results and provided a corporate update for the period ended June 30, 2017.

“We’ve continued to make significant progress on key clinical and commercial milestones in the last six months alone,” said Arie Belldegrun, M.D., FACS, Chairman, President, and Chief Executive Officer of Kite. “With the anticipated events on the horizon for the remainder of 2017, the potential for CAR-T to become one of the most powerful anti-cancer agents for certain patients may finally be realized.”

Second Quarter 2017 Financial Results

•	Revenue was $10.1 million for the second quarter of 2017.

•	Research and development expenses were $70.9 million for the second quarter of 2017, including $13.1 million of non-cash stock-based compensation expense.

•	General and administrative expenses were $41.1 million for the second quarter of 2017, including $12.1 million of non-cash stock-based compensation expense.

•	Net loss was $109.8 million, or $1.94 per share, for the second quarter of 2017.

•	Non-GAAP net loss for the second quarter of 2017 was $84.7 million, or $1.50 per share, excluding non-cash stock-based compensation expense of $25.2 million.

•	As of June 30, 2017, Kite had $781.1 million in cash, cash equivalents, and marketable securities.

Recent Highlights

Axicabtagene Ciloleucel (axi-cel) Regulatory and Clinical Development

•	The submission of axi-cel to the U.S. Food and Drug Administration (FDA) remains under review with a PDUFA Action Date of November 29, 2017.

•	Submitted a Marketing Authorization Application to the European Medicines Agency (EMA) for axi-cel as a treatment for patients with relapsed/refractory diffuse large B-cell lymphoma (DLBCL), transformed follicular lymphoma (TFL), and primary mediastinal B-cell lymphoma (PMBCL) who are ineligible for autologous stem cell transplant. This application represents the first chimeric antigen receptor (CAR) T-cell therapy submitted to the EMA.

•	Patients are now being treated in ZUMA-5, the Phase 2 trial of axi-cel in indolent B-Cell Non-Hodgkin lymphoma.

•	Patients in the European Union (EU) are now being treated with axi-cel. Kite is currently enrolling adult patients with relapsed/refractory DLBCL, PMBCL and TFL in certain EU medical centers.

•	A publication from researchers at the National Cancer Institute reported complete remissions up to 56+ months in patients with chemorefractory aggressive non-Hodgkin’s lymphoma (NHL) after receiving anti-CD19 CAR T-cells in a clinical trial.

KTE-C19 Development

•	At the 2017 American Society of Clinical Oncology annual meeting, Kite reported 73 percent minimum residual disease (MRD) negative complete remission rate in an updated analysis of the Phase 1 ZUMA-3 trial of KTE-C19 in adults with high burden relapsed/refractory acute lymphoblastic leukemia (ALL). Adverse events included cytokine release syndrome and neurologic events, and were generally reversible.

CAR-T Pipeline

•	Submitted an investigational new drug (IND) application for KITE-585, a CAR-T therapy candidate that targets BCMA expressed in multiple myeloma.

TCR Pipeline

•	Opened a Phase 1 clinical trial of KITE-718, a T-cell receptor (TCR) cell therapy candidate that targets MAGE A3/A6 antigen expressed in solid tumors, including non-small cell lung cancer, bladder cancer and head and neck cancer.

Axi-cel Commercial Preparation

•	Completed recruitment and training of cell therapy account managers to support customer service and logistical coordination.

•	Conducted test runs of technical operations for ordering, scheduling, processing and shipment of cell therapy product at key major medical institutions in preparation for potential approval and launch.

Intellectual Property

•	Favorable outcome at the United States Patent and Trademark Office (USPTO) in an ex parte reexamination of Kite’s seminal Eshhar ‘465 CAR-T patent (U.S. Patent No. 7,741,465) that confirmed the patentability of its amended claims. The Eshhar ‘465 patent term continues to June 2027, not including certain potential extensions.

Second Half 2017 Milestones

Axi-cel

•	Commercial launch of axi-cel in the United States, if approved.

•	One year follow-up data from ZUMA-1 study of axi-cel in patients with aggressive NHL.

•	Preliminary data from ZUMA-6 combination study of axi-cel and atezolizumab (PD-L1 checkpoint inhibitor) in refractory DLBCL.

KTE-C19

•	Preliminary follow-up Phase 1 data from ZUMA-3 and ZUMA-4 studies of pediatric and adult ALL, respectively.

•	Advance ZUMA-3 and ZUMA-4 studies into Phase 2.

KITE-585

•	Initiate Phase 1 KITE-585 trial in multiple myeloma.

About Kite

Kite is a biopharmaceutical company engaged in the development of innovative cancer immunotherapies with a goal of providing rapid, long-term durable response and eliminating the burden of chronic care. The company is focused on chimeric antigen receptor (CAR) and T cell receptor (TCR) engineered cell therapies designed to empower the immune system’s ability to recognize and kill tumors. Kite is based in Santa Monica, CA. For more information on Kite, please visit www.kitepharma.com. Sign up to follow @KitePharma on Twitter at www.twitter.com/kitepharma.

Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The press release may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “expected,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements include statements regarding intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the ability and timing of obtaining regulatory approval based on the studies of axicabtagene ciloleucel, commercially launching axicabtagene ciloleucel, advancing additional product candidates, including KTE-C19, KITE-718 and KITE-585, and meeting the second half 2017 milestones, and Kite’s ability to maintain intellectual property protection. Various factors may cause differences between Kite’s expectations and actual results as discussed in greater detail in Kite’s filings with the Securities and Exchange Commission, including without limitation in its Form 10-Q for the quarter ended June 30, 2017. Any forward-looking statements that are made in this press release speak only as of the date of this press release. Kite assumes no obligation to update the forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Conference Call and Webcast Details

Kite will host a live conference call and webcast today at 5:30 AM Pacific Time (8:30 AM Eastern Time) to discuss financial results and provide a business update. To access the live conference call by telephone, please dial 888-771-4371 (U.S.) or 847-585-4405 (International). The conference ID number for the live call is 45253546. The webcast will be made available on the Company’s website at www.kitepharma.com under the Investors tab in the Events and Presentations section. Following the live audio webcast, a replay will be available on the Company’s website for approximately 30 days.

KITE PHARMA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	JUNE 30, 2017 (UNAUDITED)	DECEMBER 31, 2016
ASSETS
Current assets
Cash, cash equivalents, and marketable securities	$781,111	$414,422
Prepaid expenses and other current assets	17,169	12,974

Total current assets	798,280	427,396
Property and equipment, net	49,722	44,409
Intangibles assets and goodwill, net	31,921	31,398
Other assets	27,190	21,101

Total assets	$907,113	$524,304

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$15,803	$10,660
Deferred revenue	30,570	29,482
Accrued expenses and other current liabilities	42,191	15,000

Total current liabilities	88,564	55,142
Deferred revenue, less current portion	78,354	19,779
Contingent consideration	15,450	14,218
Other non-current liabilities	15,491	7,195

Total liabilities	197,859	96,334

Total stockholders’ equity	709,254	427,970

Total liabilities and stockholders’ equity	$907,113	$524,304

KITE PHARMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2017	2016	2017	2016
Revenue	$10,052	$4,795	$19,888	$9,922
Operating expenses:
Research and development	70,870	47,356	136,777	81,771
General and administrative	41,101	23,713	76,466	40,395

Total operating expenses	111,971	71,069	213,243	122,166

Loss from operations	(101,919)	(66,274)	(193,355)	(112,244)
Total other income (expense)	(1,144)	920	(170)	1,766
Income tax (provision) benefit	(6,759)	1,080	(6,698)	2,289

Net loss	$(109,822)	$(64,274)	$(200,223)	$(108,189)

Net loss per share, basic and diluted	$(1.94)	$(1.31)	$(3.69)	$(2.21)

Weighted-average shares outstanding, basic and diluted	56,663	49,157	54,264	48,877

Note Regarding Use of Non-GAAP Financial Measures

Kite provides non-GAAP net loss and non-GAAP net loss per share that include adjustments to U.S. Generally Accepted Accounting Principles (GAAP) figures. These adjustments to GAAP net loss exclude non-cash stock-based compensation expense. Kite believes that these non-GAAP financial measures, when considered together with the GAAP figures, can enhance an overall understanding of Kite’s financial performance. The non-GAAP financial measures are included with the intent of providing investors with a more complete understanding of Kite’s operating results. In addition, these non-GAAP financial measures are among the indicators Kite’s management uses for planning purposes and measuring Kite’s performance. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The non-GAAP financial measures used by Kite may be calculated differently from, and therefore may not be comparable to, non-GAAP financial measures used by other companies. Please refer below for a reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures.

KITE PHARMA, INC.

Reconciliation of GAAP to Non-GAAP Net Loss

(In thousands, except per share amounts)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2017	2016	2017	2016
Net loss—GAAP	$(109,822)	$(64,274)	$(200,223)	$(108,189)
Adjustments:
Non-cash stock-based compensation expense	25,163	19,758	49,241	34,622

Net loss—Non-GAAP	$(84,659)	$(44,516)	$(150,982)	$(73,567)

Net loss per share, basic and diluted—GAAP	$(1.94)	$(1.31)	$(3.69)	$(2.21)
Adjustments:
Non-cash stock-based compensation expense per share	0.44	0.40	0.91	0.71

Net loss per share, basic and diluted—Non-GAAP	$(1.50)	$(0.91)	$(2.78)	$(1.50)

Weighted-average shares outstanding, basic and diluted	56,663	49,157	54,264	48,877

KITE CONTACT:

Christine Cassiano

SVP, Corporate Communications & Investor Relations

ccassiano@kitepharma.com

Greg Mann

VP, Investor Relations

gmann@kitepharma.com

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